Exhibit 10.4

FIRST AMENDMENT

TO PROMISSORY NOTE

Reference is made to the Revolving Promissory Note dated as of August 30, 2006 in the original principal amount of up to $20,000,000.00 issued by TechTarget, Inc. (the “Borrower”) to the order of Citizens Bank of Massachusetts (the “Note”).

The Borrower and Lender, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Note as follows:

1.                                       All references in the Note to Lender shall be deemed to mean RBS Citizens, National Association, as successor by merger to Citizens Bank of Massachusetts, with a place of business at 28 State Street, Boston, Massachusetts.

2.                                       The maximum principal amount of the Note is hereby limited up to $5,000,000.00 and the definition of Principal Balance is hereby amended to read as follows:

“Principal Balance:  Up to Five Million Dollars ($5,000,000.00).”

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As amended hereby, the Note is hereby affirmed and shall continue in full force and effect in accordance with its terms.

Executed this 17th day of December, 2009

TECHTARGET, INC.

By:
Its:

Accepted as the First Amendment to the foregoing Promissory Note:

RBS CITIZENS, NATIONAL ASSOCIATION,
successor by merger to Citizens Bank of Massachusetts

By:
William M. Clossey, Vice President